SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

        / /      Preliminary Proxy Statement
        / /      Confidential, for Use of the Commission Only (as permitted by
                 Rule 14a-6(e)2))
        /X/      Definitive Proxy Statement
        / /      Definitive Additional Materials
        / /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                           ACTIVE APPAREL GROUP, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


        Payment of filing fee (check the appropriate box):

        /X/      No fee required.

        / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------


         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


         (3)      Filing Party:



--------------------------------------------------------------------------------


         (4)      Date Filed:

                           ACTIVE APPAREL GROUP, INC.
                            1350 BROADWAY, SUITE 2300
                               NEW YORK, NY 10018

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Active Apparel Group, Inc. (the "Company") will be held on Thursday, June 12, 1997 at 10:00 AM local time at the Doral Court Hotel, 130 East 39th Street (at Lexington Avenue), New York, New York 10016, in the Astor Room on the second floor, for the following purposes.

         1. To elect seven directors to serve until the next annual meeting at which their successors are elected.

         2. To ratify the selection of Berenson & Company, LLP as the Company's auditors.

         3. To transact such other business as may properly come before the meeting and any adjournments thereof and matters incident to the conduct of the Annual Meeting.

         The Board of Directors has fixed the close of business on April 25, 1997 as the record date for the determination of the Company's Common Stock and Class A Common Stock entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof.



                                    IMPORTANT

  WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE TO ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. A SELF-ADDRESSED STAMPED ENVELOPE IS ENCLOSED FOR THAT PURPOSE. IF YOU SEND IN YOUR PROXY AND THEN DECIDE TO ATTEND THE MEETING TO VOTE YOUR STOCK IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE AT YOUR REQUEST.

                           ACTIVE APPAREL GROUP, INC.

                            1350 BROADWAY, SUITE 2300
                               NEW YORK, NY 10018

                                 PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

         This Proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Active Apparel Group, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders to be held on Thursday, June 12, 1997 at 10:00 AM local time at the Doral Court Hotel, 130 East 39th Street (at Lexington Avenue), New York, New York 10016, in the Astor Room on the second floor, and at any adjournments thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         When a proxy is returned properly signed, the shares represented thereby will be voted by the proxies in accordance with the shareholder's directions. If the proxy is signed and returned without choices having been specified, the shares will be voted for the election as directors of the persons named herein, and for the ratification of the selection of Berenson & Company, LLP as the Company's auditors as described in "PROPOSAL 2 -- RATIFICATION OF THE COMPANY'S AUDITORS". If for any reason any of the nominees for election as directors shall become unavailable for election, discretionary authority may be exercised by the proxies to vote for substitutes proposed by the Board of Directors of the Company.

         A shareholder giving a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company a written notice of revocation, or a duly executed later-dated proxy, or by requesting return of the proxy at the Annual Meeting of Shareholders and voting in person.

         Only shareholders of record at the close of business on April 25, 1997 are entitled to notice of, and to vote at the annual meeting of shareholders. As of April 25, 1997 there were outstanding 2,452,287 shares of the Company's Common Stock $.002 par value per share (the "Common Stock"), each of which is entitled to one vote per share at the annual meeting; and there were 100,000 shares of the Company's Class A Common Stock $.01 par value per share (the "Class A Stock"), each of which shares is entitled to five (5) votes per share at the annual meeting.

         The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telefax or similar transmission. The Company will reimburse record holders for expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

         The approximate date on which the enclosed form of proxy and this proxy statement are first being sent to shareholders is April 28, 1997.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS


         Directors are elected by a plurality of the votes cast by the shareholders of the Company at a meeting at which a quorum of shares is represented. Each director shall serve until the next annual shareholder's meeting and until the successor of such director shall have been elected and qualified. The names of, and certain information, as of April 25, 1997, with respect to the persons nominated for election as directors are presented below.

         If no contrary instructions are indicated, proxies will be voted for the election of George Horowitz, James Anderson, Donald J. Horowitz, Rita Cinque, Larry Kring, Edward Epstein and Angelo Giusti, the seven nominees of the Board of Directors. All of the nominees are currently directors of the Company. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur before the Meeting, the proxies will be voted in favor of the remaining nominees and may also be voted for a substitute nominee or nominees selected by the Board of Directors.

           The Board of Directors has unanimously approved the above-named nominees for directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THESE NOMINEES.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

NAME                       AGE        YEAR OF FIRST              POSITION
                                      ELECTION

George Horowitz            47         1992                  President; Chief Executive Officer; Chairman of
                                                            the Board; Treasurer; Director(1)
James Anderson             60         1992                  Vice Chairman of the Board; Director(1)(2)
Donald J Horowitz          61         1992                  Legal Counsel; Director; Secretary of the Board(1)
Rita Cinque                31         1992                  Executive Vice President; Secretary of the Company;
                                                            Director(3)
Larry Kring                56         1993                  Director(2)(3)
Edward Epstein             57         1996                  Director(2)(3)
Angelo Giusti              46         1997                  Director(2)


(1)     Member of the Executive Committee of the Board of Directors
(2)     Member of the Compensation Committee of the Board of Directors
(3)     Member of the Audit Committee of the Board of Directors

           MR. GEORGE HOROWITZ has been the President, Chief Executive Officer, Treasurer and a director of the Company since its inception in July 1992. Since January, 1996 he has been Chairman of the Board. From October 1990 to January 1993, Mr. Horowitz was President and a director of Total Impact, Inc., an activewear apparel company in New York City. From March 1976 to March 1990, Mr. Horowitz was employed by Golden Touch Imports, Inc. ("Golden Touch"), an apparel company in New York City, where he served as Vice President-Operations and was a shareholder of that company. He is currently serving on the Fitness Apparel Council as an industry advisor of the Sporting Goods Manufacturers Association. Mr. Horowitz is the brother of Donald Horowitz, the Legal Counsel and a director of the Company, and the uncle of Russell Horowitz, Director of Investor Relations of the Company.

           MR. ANDERSON has been a director of the Company since August 1992 and was Chairman of the Board from January 1994 through December 1995. Since January, 1996 he has been Vice-Chairman of the Board. Since August 1996, he has been Managing Partner of Millenium Venture Management LLC, and CEO of Compucolor LLC, an anti-graffiti company. From July 1987 he was a management consultant in restructuring businesses. From 1981 to 1987, he was President of Pacific First Financial Corp. and Pacific First Federal Savings Bank, and in 1984, also became chairman of the board and CEO of each company. He has served on the boards of directors of numerous business, civic, arts and educational organizations and is a member of the Whitman College Board of Overseers. He is currently a member of the Board of Directors of HERS Interactive, Inc. a software publishing company, the Washington Hospital Insurance Fund and the Washington Casualty Company.

           MR. DONALD J HOROWITZ has been a director of the Company since August 1992, General Counsel of the Company from September 1994 through August 1996, and Legal Counsel of the Company since September 1996. Mr. Horowitz has been a Superior Court Judge of the State of Washington, a Senior Assistant Attorney General of the State of Washington and a law school adjunct professor. From January 1977 to June 1990, Mr. Horowitz was a partner in the law firm of Levinson, Friedman, Vhugen, Duggan, Bland & Horowitz, and since July 1990, has been Of Counsel to the law firm of DeFunis & Balint. Mr. Horowitz also serves as a mediator and arbitrator. He has served on numerous governmental, business and civic boards and commissions.

           MS. CINQUE has been Executive Vice President and a director of the Company since May 1994. From April 1993 to May 1994, she was Vice President - Operations, of the Company, and from August 1992 to April 1993, she served as a consultant to the Company in operations management. From November 1990 to August 1992, Ms. Cinque was the President of ITEW, Ltd., a management consulting company in the apparel industry. In 1986, she was a founding member of Women in International Trade, an organization to promote international trade, where she served as a director from January 1990 to January 1993.

           MR. KRING has been a director of the Company since January 1993 and has served as Vice-Chairman of the Board of Directors since January 1994. Since August 1993, Mr. Kring has been a Group Vice President of Esterline
Technologies, a diversified instrumentation, equipment and component manufacturing company listed on the New York Stock Exchange and located in Bellevue, Washington. From July 1978 to July 1993, Mr. Kring was the President and Chief Executive Officer of Heath Tecna Aerospace Company, a manufacturer of aircraft interior and aerospace components and a division of Ciba-Geigy Corporation.

           MR. EPSTEIN has been a director since January 1, 1996. Mr. Epstein is an attorney admitted to practice law in both New York and Florida. He is an experienced litigator, and has represented clients in all aspects of the garment industry for 29 years. He is a member of the bars of the Supreme Court of the State of Florida, the Supreme Court of the State of New York, various United States District Courts and the United States Court of Appeals for the Second Circuit. He is a member of the Commercial Panel of Arbitrators, American Arbitration Association, the New York State Trial Lawyers Association, Association of Trial Lawyers of America and the Florida Academy of Trial Lawyers.

         MR. GIUSTI has been a director since January 3, 1997. Since 1984 Mr. Giusti has been President of Universal Business Forms Inc., a printing concern in New York City. From 1978 to 1984, Mr. Giusti was Sales Manager in New York for Uarco, a national printing company. Mr. Giusti has served on many community boards and activities. He was a New York City Public School teacher, and has remained active in local education and in youth sports activities. He currently is President of the Holmdel (Jersey shore) Pop Warner Football League.

           The Board of Directors of the Company met five (5) times during the fiscal year ended December 31, 1996. All of the directors attended 75% or more of the aggregate number of applicable Board of Directors and committee meetings held during the year.

COMPENSATION OF DIRECTORS

           In addition to reimbursement for all reasonable out-of-pocket expenses actually incurred by directors in connection with attendance at meetings of the Board of Directors, or with officers of the Company for Company-related purposes, all non-employee directors receive options to purchase shares of the Company's common stock as compensation for services as directors.

           Effective January 1, 1995, non-employee Directors receive options pursuant to the Company's 1995 Non-Employee Director Stock Option Plan (the "Director Plan") which was approved by the Shareholders on October 6, 1995. The Director Plan provided for automatic grants of options to purchase 3,000 shares on the date of shareholder approval and, thereafter, yearly grants of options (the "Options") to purchase 3,000 shares of Common Stock (subject to adjustment as provided in the Director Plan) to each active director serving on the Board at the time of grant who is not an officer or employee of the Company. The Director Plan also provides for automatic grants of options to the Chairman and Secretary of the Board of Directors and the Chairman of each Committee of the Board, provided that such persons are not officers or employees of the Company. The Director Plan provided for the grant of options to the Chairman and Secretary of the Board to purchase 200 shares on the date of shareholder approval and yearly grants thereafter to purchase 200 shares. The Chairman of each Committee will receive automatic grants to purchase 100 shares. The Directors who are currently entitled to Options under the Director Plan are James Anderson, Larry Kring, Edward Epstein and Angelo Giusti. The exercise price per share for all options granted under the Director Plan is the fair market value of the shares of Common Stock covered by the option on the date of grant of such option. All options vest in three equal installments on the first, second and third anniversary of the date of grant. The term of each option is seven (7) years from the date of grant. An Option is exercisable only while the holder is serving as a Director of the Company or within 30 days after the holder ceases to so act (except that if the holder becomes disabled or dies while serving as a Director of the Company, the option is exercisable prior to the last day of the sixth or twelfth month, respectively, following the date that such person ceases to be a Director).

COMMITTEES OF THE BOARD

           The Board has established three standing committees to assist it in carrying out its responsibilities:

           The members of the Executive Committee of the Board are George Horowitz, James Anderson and Donald Horowitz. This committee has responsibility for such special matters are determined by the Board from time to time. This Committee met four (4) times during 1996.

           The current members of the Compensation Committee are James Anderson, Larry Kring, Edward Epstein and Angelo Giusti. This committee has general responsibility for recommending to the Board remuneration for the President, Chief Executive Officer and determining the remuneration of other officers elected by the Board; granting stock options and otherwise administering the Company's stock option plans; and approval and administration of any other compensation plans or agreements. This committee met five (5) times during 1996.

           The current members of the Audit Committee are Larry Kring, Rita Cinque and Edward Epstein. Effective June 7, 1996, Donald Horowitz left this committee and Edward Epstein was added. This committee has oversight responsibility for reviewing the scope and results of the independent accountants' annual examination of the Company's financial statements; reviewing the overall adequacy and conduct of internal controls; and recommending to the Board of Directors the appointment of the independent accountants. This committee met two (2) times during 1996.

SECTION 16(A) REPORTING

            Section 16(a) of the Securities Exchange Act of 1934 as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company' with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 1996 all required Section 16(a) filings by beneficial owners were complied with, except that on February 10, 1997 James Anderson filed a Form 5 relating to the conversion of 3,000 shares of preferred stock to 3,000 shares of common stock in July 1996.


              PROPOSAL 2 -- RATIFICATION OF THE COMPANY'S AUDITORS

           The Board of Directors has selected Berenson & Company LLP ("Berenson") as the Company's independent accountants for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Berenson was engaged in May 1995 and has audited the Company's financial statements for the years ended December 31, 1995 and December 31, 1996. The Company had formerly engaged Morgenstern & Alexander ("Morgenstern") as its independent accountants. The Company decided not to continue the engagement of Morgenstern in May 1995. There were no disagreements on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Morgenstern would have caused it to make reference to the subject matter of disagreement in connection with its report. The decision to change independent accountants was authorized by the Audit Committee and the Board. SEE, "CHANGES IN THE COMPANY'S CERTIFYING ACCOUNTANT". Representatives of Berenson will not be present at the Annual Meeting to answer questions or make a statement.

           Shareholder ratification of the selection of Berenson as the Company's independent accountants is not required by the Company's By-laws or otherwise. However, as was true for the 1996 Annual Meeting of Shareholders (at which the shareholders ratified the selection of Berenson), the Board is submitting the selection of Berenson to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its stockholders.

           The affirmative vote of the holders of shares representing a majority of the votes represented in person or by proxy and entitled to vote at the meeting will be required to ratify the selection of Berenson & Company LLP. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF BERENSON & COMPANY, LLP AS THE COMPANY'S AUDITORS.

                 CHANGES IN THE COMPANY'S CERTIFYING ACCOUNTANT

             On  and  effective  as  of  May  24,  1995,  the  Company  informed
Morgenstern & Alexander ("Morgenstern & Alexander"), certified public accountants, that the Board of Directors of the Company (including the Audit Committee thereof) had decided not to continue the engagement of Morgenstern & Alexander, and had approved the engagement of Berenson & Company LLP as the Company's new independent certified public accountants ("Berenson") to audit the Company's financial statements (beginning with the fiscal year ending December 31, 1995) and to assist the Company in the preparation of its annual, quarterly and other reports under the Securities Exchange Act of 1934, as amended.

             Morgenstern & Alexander's reports on the financial statements for each of the past two fiscal years of the Company ended December 31, 1994 and December 31, 1993, respectively ("Applicable Fiscal Years"), did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Applicable Fiscal Years and during the interim period since December 31, 1994, there was no disagreement between the Company and Morgenstern & Alexander on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Morgenstern & Alexander, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

             In connection with a form 8-K filed by the Company with the SEC on May 24, 1995, Morgenstern & Alexander agreed with the Company's statements that there were no other reportable events or disagreements to report in response to
Item 304(a) of Registration S-B, while noting that it had not performed any accounting functions or assisted the Company for any financial statements for any periods subsequent to December 31, 1994.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 6, 1997 for
(i) each of the Company's directors (ii) each of the Company's executive officers (iii) each shareholder known to be the beneficial owner of more than five percent of any class of the Company's voting securities and (iv) all directors and executive officers as a group:

                                                   Beneficial Ownership
                                                        Common, and
                                                    Class A Common (1)

 Name and Address of                                              Percentage of
 Beneficial Owner                           Number (2)        Outstanding Stock
 -------------------                        ----------        -----------------

 George Q. Horowitz                         591,628(3)                21.09%
      c/o Active Apparel Group, Inc.
      1350 Broadway, Suite 2300
      New York, NY 10018
 Donald J.  Horowitz                        253,058(4)                 9.02%
      800 United Airlines Bldg.
      2033 Sixth Ave.
      Seattle, WA 98121
 James K. Anderson                          158,724(5)                 5.66%
      4903 163rd Ave., N.E.
      Redmond, WA 98052
 Rita Cinque                                 85,700(6)                 3.06%
      c/o Active Apparel Group, Inc.
      1350 Broadway, Suite 2300
      New York, NY 10018
 Larry Kring                                 35,904(7)                 1.28%
      3265 126th Ave., N.E.
      Bellevue, WA 98005
 Edward R. Epstein                            1,000(8)                  *
      915 Middle River Drive
      Suite 419
      Fort Lauderdale, FL 33304
 Angelo Giusti                                  400(9)                  *
     19 Deer Park
     Holmdel, NJ 07733

 All directors and                        1,126,414                   40.16%
 executive officers as a group
 (7 persons)

(1) Under rules adopted by the Securities and Exchange Commission, a person is deemed to be a beneficial owner of securities with respect to which such person has or shares: (i) voting power, which includes the power to vote or direct the vote of the security, or (ii) investment power, which includes the power to dispose of or to direct the disposition of the security. Unless otherwise indicated below, the persons named in the table above have sole voting and investment power with respect to all shares beneficially owned.

(2) As of March 6, 1997, there were outstanding 2,452,287 shares of Common Stock and 100,000 Class A Common Stock. The Class A Common stock, while held by George Horowitz, as they currently are, entitle George Horowitz to five (5) votes for each share held. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS C Issuance of Shares of Class A Common Stock". Thus, while there are 2,552,287 shares outstanding (not including any unexercised options) this represents 2,952,287 votes.

(3) Consists of (i) 479,628 shares of Common Stock (1,000 of which are owned by minor children) (ii) 100,000 shares of super-voting Class A Common Stock issued to Mr. George Q. Horowitz in July 1995 in exchange for 112,500 shares of Common Stock. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS Issuance of Shares of Class A Common Stock," and (iii)
       12,000 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days, including an option to purchase 2,000 shares at $6.25 per share granted by Donald Horowitz, George Horowitz's brother, which expires on December 31, 1999, and an option to purchase 10,000 shares granted by the Company for $11.75 per share, which expires on November 3, 2005.

(4) Consists of (i) 180,050 shares of Common Stock and (ii) 73,008 shares of Common Stock issuable upon the exercise of currently exercisable Options ("Option Shares"), consisting of: 2,517 Option Shares purchasable at exercise prices of $1.75, $3.00 and $5.00 per share and having an expiration date of December 31, 2004; 4,706 Option Shares purchasable at an exercise price of $0.85 per share and having an expiration date of December 31, 2003; 20,000 Option Shares purchasable at an exercise price of approximately $0.37 per share and having an expiration date of June 30, 1998; 9,785 Option Shares purchasable at exercise prices of $3.30 and $5.50 with expiration dates of June 30, 1999 or December 31, 1999, respectively; 30,000 Option Shares purchasable upon the exercise of Options granted to Mr. Horowitz pursuant to the 1994 Donald Horowitz Employment Agreement, which Options have an exercise price of $6.25 and an expiration date of October 1, 1998; and an option to purchase 6,000 shares for $11.75 per share, which expire on November 3, 2005. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Donald Horowitz Employment Agreement". Mr. Horowitz shares voting and investment power with Lynda Horowitz, his wife, only with respect to 39,400 shares of Common Stock held. Of the 180,050 shares of Common Stock, 22,500 shares are subject to options granted by Mr. Horowitz and his wife during 1995 and 1996 to his children, and as to 2,000 shares, to George Horowitz, Donald Horowitz's brother and the Chief Executive Officer of the Company. These options are at $6.25 per share, and expire on December 31, 1999.

(5) Consists of (i) 104,300 shares of Common Stock and (ii) 54,424 shares of Common Stock issuable upon the exercise of currently exercisable Options, consisting of: 3,356 Option Shares purchasable at exercise prices of $1.75, $3.00 $5.00 and $6.25 per share and having an expiration date of December 31, 2004; 4,706 Option Shares purchasable at an exercise price of $0.85 per share and having an expiration date of December 31, 2003; 28,400 Option Shares purchasable at an exercise price of approximately $0.37 per share and having an expiration date of June 30, 1998; and 15,830 Option Shares purchasable at exercise prices of $3.30 and $5.50 with expiration dates of June 30, 1999 or December 31, 1999, respectively; an option to purchase 1,066 shares of Common Stock granted by the Company on November 3, 1995 exercisable at $11.75 per share and which expires on November 3, 2002; and an option to purchase 1,066 shares of Common Stock granted by the Company on January 2, 1996 exercisable at $12.50 per share and which expires on January 2, 2003. Mr. Anderson shares voting and investment power with Sandra Anderson, his wife, only with respect to the 100,000 shares of Common Stock held.

(6) Consists of 78,700 shares of Common Stock and an option to purchase 7,000 shares of Common Stock granted by the Company on November 3, 1995 exercisable at $11.75 per share and which expires on November 3, 2005.

(7) Consists of (i) 22,750 shares of Common Stock and (ii) 13,154 shares of Common Stock issuable upon the exercise of currently exercisable Options, consisting of: 3,356 Option Shares purchasable at exercise prices of $1.75, $3.00, $5.00 and $6.25 per share and having an expiration date of December 31, 2004; 3,762 Option Shares purchasable at an exercise price of $0.85 per share and having an expiration date of December 31, 2003; and 3,970 Option Shares at exercise prices of $3.30 with $5.50 and expiration dates of June 30, 1999 or December 31, 1999, respectively; an option to purchase 1,033 shares of Common Stock granted by the Company on November 3, 1995 exercisable at $11.75 per share and which expires on November 3, 2002; and an option to purchase 1,033 shares of Common Stock granted by the Company on January 2, 1996 exercisable at $12.50 per share and which expires on January 2, 2003.

(8) Consists solely of 1,000 shares of Common Stock issuable upon the exercise of currently exercisable Options granted by the Company on January 2, 1996, exercisable at $12.50 per share and which expires on January 2, 2003.

(9)    Consists solely of 400 shares of Common Stock.

                             EXECUTIVE COMPENSATION

       The following Summary Compensation Table sets forth certain information concerning total annual compensation paid to George Horowitz, the Company's President, Chief Executive Officer and Treasurer, and Rita Cinque, the Company's Executive Vice President and Secretary (the "Named Executive Officers"), for services rendered in all capacities by them to the Company during fiscal years 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE


                                               ANNUAL COMPENSATION
                                                                                                           All Other
                  Name and                                                            Other Annual       COMPENSATION ($)
                  --------                                                                              -----------------
             PRINCIPAL POSITIONS              YEAR      SALARY ($)      BONUS ($)    COMPENSATION ($)
             -------------------              ----      ----------      ---------    ---------------
George Horowitz(1)                            1996        250,000       24,000(2)       18,635(3)              560(6)
   (President; Chief Executive Officer;       1995        165,000       15,000          20,336(4)              469(6)
   Treasurer)                                 1994        112,500            0          12,940(5)              384(6)

Rita Cinque(1)                                1996        125,000       16,000(2)       12,155(7)                0
 (Executive Vice President; Secretary)        1995         98,077       10,000          11,364(8)                0
                                              1994         56,812            0           9,266(9)                0

(1) Other than Mr. George Horowitz and Rita Cinque no officer of the Company was paid more than $100,000 in total salary and bonus for the year ended December 31, 1996, and accordingly, no other officers are included in the table above.

(2) The Company has agreed to pay the amount of tax owed on the bonus payment noted in the column above.

(3) Consists of an aggregate of $18,635 paid to or on behalf of Mr. Horowitz by the Company in Fiscal 1996 in connection with automobile lease installment payments ($13,659), related insurance premiums ($2,176) and parking expenses ($2,800).

(4) Consists of an aggregate of $20,336 paid to or on behalf of Mr. Horowitz by the Company in Fiscal 1995 in connection with automobile lease installment payments ($13,659), related insurance premiums ($1,184) and parking expenses ($2,800).

(5) Consists of an aggregate of $12,940 paid to or on behalf of Mr. Horowitz by the Company in Fiscal 1994 in connection with automobile lease installment payments ($8,416), related insurance premiums ($504) and parking expenses ($4,020).

(6) Represents premiums paid by the Company in Fiscal 1996, 1995 and 1994 on term life insurance policies for the benefit of Mr. Horowitz.

(7) Consists of an aggregate of $12,155 paid to or on behalf of Ms. Cinque by the Company in Fiscal 1996 in connection with automobile lease installment payments ($5,134), related insurance premiums ($4,216) and parking expenses ($2,805).

(8) Consists of an aggregate of $11,364 paid to or on behalf of Ms. Cinque by the Company in Fiscal 1995 in connection with automobile lease installment payments ($5,624), related insurance premiums ($1,775) and parking expenses ($3,965).

(9) Consists of an aggregate of $9,266 paid to or on behalf of Ms. Cinque by the Company in Fiscal 1994 in connection with automobile lease installment payments ($4,395), related insurance premiums ($972) and parking expenses ($3,900).

LONG TERM INCENTIVE AND PENSION PLANS

          The Company currently has no long-term incentive or defined pension plans. The Company is the beneficiary of "key-executive" life insurance policies on George Horowitz and Rita Cinque in the amounts of $12,000,000 and $4,500,000, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

                        Number of   % of Total
                        Securities  Options
                        Underlying  Granted to       Exercise
                        Options     Employees in     Price -         Expiration
Name                    Granted     Fiscal Year      $/Share         Date
----                    -------     ------------     --------        ----

George Horowitz         25,000(1)       46%            $14.25        November 7, 2006
CEO, President

Rita Cinque             15,000(2)       27%            $14.75        December 13, 2006
Executive Vice
President

(1) The options set forth herein were granted on November 7, 1996. One third of the options vest on November 7, 1997, one third vests on November 7, 1998 and the balance vests on November 7, 1999.

(2) The options set forth herein were granted on December 13, 1996. One third of the options vest on December 13, 1997, one third vests on December 13, 1998 and the balance vests on December 13, 1999.

EMPLOYMENT CONTRACTS

GEORGE HOROWITZ. The Company and George Horowitz are parties to an employment agreement, dated as of August 1, 1994 (the "Agreement") pursuant to which Mr. Horowitz serves as the President and Chief Executive Officer of the Company, for which Mr. Horowitz was paid an annual base salary of $125,000 from August 1, 1994 through December 31, 1994, $165,000 from January 1, 1995 through December 31, 1995, $250,000 from January 1, 1996 through December 31, 1996 and is paid an annual base salary of $265,000 commencing January 1, 1997 and continuing thereafter through the Term (as defined below) of the Agreement, unless increased by the Board of Directors on an annual basis during the Term. The initial term of the Agreement expires on July 31, 2000 but continues thereafter for additional one-year periods unless either Mr. Horowitz or the Company gives the other ninety days' prior written notice of non-renewal (as and if so extended, the "Term"). At the discretion of the Board of Directors, the Company may also pay Mr. Horowitz a cash bonus on or before December 31 of any year during the Term. In addition to such base salary and contingent cash bonuses, Mr. Horowitz is entitled to receive an automobile allowance which on August 12, 1996 was modified from $12,000 annually to reimbursement for an automobile commensurate with his position and duties with the Company (to include appropriate insurance), reimbursement for parking expenses which was modified from a limit of $6,000 annually to such amount as is reasonably and customarily charged in the area of the Company's principal offices, health and medical insurance and is entitled to participate in any retirement, life and disability insurance, dental insurance and any bonus, incentive or profit-sharing plans which the Company makes available from time to time to its executives. Mr.
Horowitz is also entitled to receive reimbursement of all reasonable out-of-pocket expenses that he actually incurs relating to his services under the Agreement.

             The Agreement also restricts, generally, Mr. Horowitz from disclosing certain confidential information obtained by Mr. Horowitz during the Term for a period of three years following the termination or expiration of the Term, and further restricts Mr. Horowitz from competing with the Company (including soliciting the Company's employees or agents) for a period of one year following the expiration or termination of the Term. The Agreement may be terminated by the Company "for cause" (as defined in the Agreement), and in the event of such termination, or in the event of the voluntary resignation by Mr. Horowitz, the obligations of the Company under the Agreement will terminate (except with respect to certain indemnification, confidentiality and "non-compete" provisions). In the event of the termination of the Agreement by reason of Mr. Horowitz's death, his estate is entitled to receive an amount equal to twice his then-current base salary (which, in the case of Mr. Horowitz's death, may be funded, wholly or partially, by a life insurance policy paid for by the Company, at its option). If the Agreement is terminated for reasons other than Mr. Horowitz's death, voluntary resignation or "for cause." Mr. Horowitz will be entitled to receive an amount equal to twice his then-current base salary, plus all other amounts due to him under the Agreement through the date of such termination.

RITA CINQUE. The Company and Rita Cinque are parties to an employment agreement, dated as of August 1, 1994, pursuant to which Ms. Cinque serves as Executive Vice President of the Company, for which Ms. Cinque was paid an annual base salary of $70,000 from August 1, 1994 through December 31, 1994, $90,000 from January 1, 1995 through June 30, 1995, $105,000 from July 1, 1995 through December 31, 1995, $125,000 from January 1, 1996 through December 31, 1996, and is paid an annual base salary of $140,000 commencing January 1, 1997 and continuing thereafter through the Term (as defined below) of the agreement, unless increased by the Board of Directors on an annual basis during the Term. The initial term of such agreement expires on July 31, 1997 but continues thereafter for additional one-year periods unless either Ms. Cinque or the Company gives the other ninety days' prior written notice of non-renewal (as and if so extended, the "Term"). At the discretion of the Board of Directors, the Company may also pay Ms. Cinque a cash bonus on or before December 31 of any year during the Term. In addition to such base salary and contingent cash bonuses, Ms. Cinque is entitled to receive an automobile allowance of $10,000 annually, reimbursement for parking expenses up to $4,800 annually, health and medical insurance, and is also entitled to participate in any retirement, life and disability insurance, dental insurance and any bonus, incentive or profit-sharing plans which the Company makes available from time to time to its executives. Ms. Cinque is also entitled to receive reimbursement for all reasonable out-of-pocket expenses that she incurs relating to her services under such agreement.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       DONALD HOROWITZ EMPLOYMENT AGREEMENT. The Company and Donald Horowitz (a director of the Company) are parties to a one year agreement, effective September 1, 1996 pursuant to which Mr. Horowitz serves as Legal Counsel and advisor to the Company, for which he is paid, a total base salary of $36,000 in cash, payable on a quarterly basis and Options to purchase 3,200 Option Shares exercisable at an amount equal to the exercise price of options granted to non-employee members of the Board of Directors for their service for the year 1997. Mr. Horowitz is also entitled to receive reimbursement for all reasonable out-of-pocket expenses that he incurs relating to his services.

       The 1996 Agreement replaced a previous Agreement of September 1, 1994 which expired on September 1, 1996, pursuant to which Mr. Horowitz served as General Counsel of the Company, for which he was paid or granted, over the two-year of such agreement, an annual base salary of $45,000 in cash, payable on a quarterly basis and Options to purchase 30,000 Option Shares exercisable at an exercise price of $6.25 (which was the public offering price of the Shares).

       RUSSELL HOROWITZ AGREEMENT. The Company and Russell Horowitz have an agreement, whereby Mr. Horowitz (who is the son of Donald Horowitz, Counsel and a director, and the nephew of George Horowitz, President, Chief Executive Officer, and a director) as an independent contractor, provides services to the Company on a less than full time basis as the Director of Investor Relations (a non-executive officer position). Mr. Horowitz is paid $60,000 per annum plus reimbursement for all reasonable out-of-pocket expenses he incurs relating to his services, and is entitled to participate in such bonus, option plan, medical, dental, life and disability insurance, as the Company may make available. From September 1, 1995 to September 1, 1996 (when the current arrangement became effective), Mr. Horowitz had the same arrangement with the Company, but as a Company employee. Previously, from September 1, 1994 to September 1, 1995, Mr. Horowitz, as a full time employee of the Company in the same position, was paid $90,000 per annum plus reimbursement and benefits as set forth above.

       1994 BRIDGE FINANCING. In connection with the 1994 bridge financing and the issuance by the Company of the unsecured Convertible Notes, which were due May 31, 1995 (with a 15 day grace period to June 15, 1995), with interest at the prime rate plus 2% and were convertible into common stock, during 1995, George Horowitz acquired from a holder of $15,000 of Convertible Notes such holder's rights to $7,500 of such Notes and converted such Notes into 953 shares of Common Stock based on the applicable formula.

       ISSUANCE OF SHARES OF CLASS A COMMON STOCK. On May 17, 1995, pursuant to provisions of the corporate charter, the Board of Directors (without the participation of George Horowitz) decided to issue 100,000 shares of Class A Common Stock to George Horowitz, the Chief Executive Officer and President of the Company in exchange for 112,500 shares of Common Stock. Mr. Horowitz is the only holder of Class A Common Stock. While held by Mr. Horowitz, each share of Class A Common Stock will vote with the Common Stock and is entitled to five votes on all matters upon which holders of Common Stock are entitled to vote. If Mr. Horowitz sells, transfers or otherwise disposes of any shares of Class A Common Stock (voluntarily or involuntarily), or if Mr. Horowitz dies or is terminated by, or resigns from, the Company, from and after the date of such sale, transfer, disposition, death, termination or resignation, all of the shares of Class A Common Stock so sold, transferred or disposed of or held by Mr. Horowitz on the date of his death, termination or resignation will automatically be converted into that number of shares of Common Stock equal to 112.5% of the number of shares of Class A Common Stock so sold or existing on such date.

       Mr. Horowitz, as holder of the Class A Common Stock, is entitled to receive ratably (among other holders of Common Stock) such dividends as may be declared by the Board of Directors, in its discretion, out of funds legally available therefore, and is further entitled to share ratably (among other holders of Common Stock) in any distribution of the Company's assets, after payment of all debts and other liabilities of the Company, upon any liquidation, dissolution or winding up of the affairs of the Company. Mr. Horowitz has no preemptive rights, rights to cumulative voting, rights to redeem such shares and no rights to convert such shares into any other securities of the Company. All shares of Class A Common Stock, upon issuance and delivery to Mr. Horowitz, were validly issued, fully paid and non-assessable.

       The Board of Directors decided to issue the 100,000 shares of the Class A Common Stock to Mr. Horowitz in order to permit him to maintain approximately the same voting power after the Company's initial public offering of securities, which occurred in April and May 1995, that he held before such offering. The Board of Directors determined, for various business reasons (in light of the Company's relationships with Converse, Everlast, its suppliers, and Century), that it was in the best interests of the Company for Mr. Horowitz to maintain the voting power and flexibility that he held before such offering with respect to the day-to-day management of the Company. In exchange for the shares of Class A Common Stock issued to Mr. Horowitz, Mr. Horowitz surrendered 112,500 shares of Common Stock, an exchange ratio determined to be fair and reasonable by the Board of Directors after an analysis of various factors, including without limitation, other companies with dual classes of outstanding common stock. The Company believes that Mr. Horowitz did not gain any direct economic benefits solely from his receipt of the Class A Common Stock since he gave up equivalent value consisting of the requisite number of shares of Common Stock.

                             SHAREHOLDERS PROPOSALS

In order to be eligible for inclusion in the Company's proxy materials for the next year's annual meeting of shareholders, any shareholder proposal (other than the submission of nominees for directors) must be received by the Company at its principal offices not later than the close of business on December 30, 1997.

                                  OTHER MATTERS

             The Board of Directors does not intend to present and has not been informed that any other person intends to present any matters for action at the Meeting other than those specifically referred to in this proxy statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

                  A copy of the Company's form 10-KSB containing the Company's financial statements for the year ending December 31, 1996, as filed with the SEC was included as part of the Company's Annual Report to Shareholders which is being furnished along with this Proxy Statement to all beneficial shareholders or shareholders of record on April 25, 1997. For further copies, please contact:
Secretary, ACTIVE APPAREL GROUP, INC., 1350 Broadway, Suite 2300, New York, NY 10018.

April 25, 1997

                                  By Order of the Board of Directors

                                  George Q. Horowitz
                                  ------------------
                                  George Q. Horowitz
                                  President, Chief Executive Officer
                                  and Chairman of the Board

                           ACTIVE APPAREL GROUP, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 12, 1997

                  The undersigned hereby appoints each of George Q. Horowitz and James Anderson as the undersigned's proxy, with full power of substitution, to vote all of the undersigned's shares of Common Stock and Class A Common Stock in Active Apparel Group, Inc. (the "Company"), at the Annual Meeting of Shareholders of the Company to be held on June 12, 1997 at 10:00 A.M. local time, at The Doral Court Hotel, 130 E. 39th Street, New York, New York 10016 in the Astor Room on the second floor, or at any adjournment, on the matters described in the Notice of Annual Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

PROPOSAL 1.   ELECTION OF DIRECTORS:


                                     WITHHOLD AUTHORITY
                                     to vote for
              FOR all nominees       nominees listed      Except for the
              listed below           below.               following nominees:

                                                          NOMINEES:

                     / /                    / /           George Horowitz,
                                                          James Anderson,
                                                          Donald Horowitz
                                                          Rita Cinque,
                                                          Larry Kring,
                                                          Edward Epstein,
                                                          Angelo Giusti

PROPOSAL 2.   RATIFICATION OF THE COMPANY'S AUDITORS:

              FOR ___                AGAINST   ___               ABSTAIN  _____





                  (continued and to be signed on reverse side)

              EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICIATIONS MADE ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATIONS ARE MADE, THE SHARES REPRESENTES BY THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES AND FOR PROPOSAL 2.


Signature ____________________________                 Dated:___________, 1997


Signature if held jointly _______________________________


SIGN EXACTLY, AS SET FORTH HEREIN. IF SIGNED AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, INDICATE THE CAPACITY IN WHICH YOU ARE ACTING. PROXIES BY CORPORATIONS SHOULD BE SIGNED BY A DULY AUTHORIZED OFFICER AND BEAR CORPORATE SEAL.

              PLEASE  SIGN AND  RETURN  THE  PROXY  CARD  PROMPTLY  IN  ENCLOSED
              ENVELOPE.